Exhibit 10.1

SEATTLE GENETICS, INC.

AMENDED AND RESTATED

1998 STOCK OPTION PLAN

(amended and restated effective August 5, 2009)

1. Purposes of the Plan. The purposes of this Amended and Restated 1998 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. In addition, the Plan provides for the grant of Stock Awards.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) an action or omission of Optionee which constitutes a willful and intentional material breach of any written agreement or covenant with the Company, including without limitation, Optionee’s theft or other misappropriation of the Company’s proprietary information; (ii) Optionee’s commitment of fraud, embezzlement, misappropriation of funds or breach of trust in connection with Optionee’s employment; or (iii) Optionee’s conviction of any crime which involves dishonesty or a breach of trust, or gross negligence in connection with the performance of the Optionee’s duties. The determination as to whether an Optionee is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Optionee. The foregoing definition does not in any way limit the Company’s ability to terminate an Optionee’s employment or consulting relationship at any time as provided in Section 5(c) below, and the term “Company” will be interpreted to include any Affiliate or successor thereto, if appropriate.

(f) “Change in Control” means any of the following, unless the Administrator provides otherwise:

(i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company);

(ii) a sale of all or substantially all of the assets of the Company, so long as in either (i) or (ii) above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or

(iii) any other event specified by the Board or a Committee, regardless of whether at the time an Option or Stock Award is granted or thereafter.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Committee appointed by the Board of Directors in accordance with Section 4(a) and (b) of the Plan.

(i) “Common Stock” means the Common Stock of the Company.

(j) “Company” means Seattle Genetics, Inc., a Delaware corporation.

(k) “Constructive Termination” means (A) there is a material reduction or change in job duties, responsibilities and requirements inconsistent with Optionee’s position with the Company and prior duties, responsibilities and requirements, provided that neither a mere change in title alone nor reassignment to a position that is substantially similar to the position held prior to the change in terms of job duties, responsibilities or requirements shall constitute a material reduction in job responsibilities; or (B) there is a reduction in Optionee’s then-current base salary by at least twenty percent (20%), provided that an across-the-board reduction in the salary level of all other employees by the same percentage amount as part of a general salary level reduction shall not constitute such a salary reduction; or (C) Optionee refuses to relocate to a facility or location more than fifty (50) miles from the Company’s current location.

(l) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

(m) “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(n) “Director” means a member of the Board of Directors of the Company.

(o) “Employee” means any person (including, if appropriate, Officers, Directors and Named Executives) employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

(s) “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(t) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option Agreement.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x) “Optioned Stock” means the Common Stock subject to an Option.

(y) “Optionee” means an Employee or Consultant who receives an Option or a Stock Award.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(aa) “Plan” means this Amended and Restated 1998 Stock Option Plan.

(bb) “Reporting Person” means an officer, director, or greater than ten percent (10%) stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(cc) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ee) “Stock Award” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 11 below.

(ff) “Stock Award Agreement” means a written agreement between and Optionee and the Company reflecting the terms of a Stock Award granted under the Plan and includes any documents attached to such Stock Award Agreement.

(gg) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(ii) “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 4,400,000 shares of Common Stock, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2002 and ending in 2008 equal to the lesser of (i) 1,200,000 Shares, (ii) four percent (4.0%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board of Directors. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any shares of Common Stock which are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise or the vesting or earlier tax recognition of a Stock Award shall be treated as not issued and shall continue to be available under the Plan.

4. Administration of the Plan

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options and Stock Awards to Employees and Consultants.

(b) Administration With Respect to Reporting Persons. With respect to Options and Stock Awards granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options and Stock Awards to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, and in the case of item (viii) below, subject to prior stockholder approval, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan;

(ii) to select the Consultants and Employees to whom Options and Stock Awards may from time to time be granted hereunder;

(iii) to determine whether and to what extent Options and Stock Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option and Stock Award granted hereunder;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(f) instead of Common Stock;

(viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(ix) to construe and interpret the terms of the Plan and Options and Stock Awards granted under the Plan;

(x) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options and Stock Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(e) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility

(a) Recipients of Grants. Nonstatutory Stock Options and Stock Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided however that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option or Stock Award may, if he or she is otherwise eligible, be granted additional Options and Stock Awards.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any

Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(c) Employment Relationship. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years from the date of obtaining stockholder approval on December 22, 1997, unless sooner terminated under Section 16 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. Limitation on Grants to Employees. Subject to adjustment as provided in Section 12 below, the maximum number of Shares which may be subject to Options and Stock Awards granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,000,000 Shares.

9. Option Exercise Price and Consideration

(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable Option Agreement, but shall be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option that is:

(A) granted prior to the date, if any, on which the Common Stock becomes a Listed Security, to a person who, at the time of the grant of such Option, is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant;

((B) granted to a person who, at the time of grant of such Option, is a Named Executive Officer of the Company, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant if such Option is intended to qualify as performance-based compensation under section 162(m) of the Code; or

(C) granted prior to the date, if any, on which the Common Stock becomes a Listed Security to any person other than a Named Executive or a Ten Percent Holder, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) if permitted by Company policy and subject to Section 153 of the Delaware General Corporation Law, a promissory note in the form prescribed by the Company, (iv) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (vii) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan and the Option Agreement. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

(c) Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(e) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(f) Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

(g) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Awards. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the stock is awarded; provided, however, that a Stock Award must have a minimum vesting period of one (1) year from date of grant. The Administrator may require the recipient to sign a Stock Award Agreement as a condition of the award. The certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

12. Taxes.

(a) As a condition of the exercise of an Option and the issuance of a Stock Award granted under the Plan, the Optionee (or in the case of the Optionee’s death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Option or the vesting or earlier tax recognition of a

Stock Award and the issuance of Shares under the applicable Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy an Optionee’s tax withholding obligations under this Section 12 (whether pursuant to Section 12(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or the vesting or earlier tax recognition of a Stock Award or the issuance of Shares.

(c) This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of an Optionee other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Optionee shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or the vesting or earlier tax recognition of a Stock Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, an Optionee may satisfy his or her tax withholding obligations upon exercise of an Option or the vesting or earlier tax recognition of a Stock Award by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of shares previously acquired from the Company that are surrendered under this Section 12(d), such Shares must have been owned by the Optionee for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e) Any election or deemed election by an Optionee to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by an Optionee under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised or the Stock Award is issued but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13. Adjustments Upon Changes in Capitalization; Corporate Transactions

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Award, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Award, and the numbers of shares set forth in Sections 3(a)(i) and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option and Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, an Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares purchased upon exercise of an Option or covered by a Stock Award shall lapse as to all such Shares, provided the proposed liquidation or dissolution takes place at the time and in the matter contemplated.

(c) Change in Control.

(i) Options. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case such Option shall be treated as set forth in Section 13(c)(iii). For purposes of this Section 13(c), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Change in Control, each Optionee would be entitled to receive under the Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 13).

(ii) Stock Awards. In the event of a Change in Control, each outstanding Stock Award shall be assumed or an equivalent award substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Stock Award or substitute an equivalent award, in which case the Stock Award will be treated as set forth in Section 13(c)(iii). For the purposes of this Section 13(c), a Stock Award shall be considered assumed, without limitation, if, at the time of issuance of the Stock or other consideration upon such Change in Control, each Optionee would be entitled to receive under the Stock Award the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Stock Award at such time (after giving effect to any adjustments in the number of Shares covered by the Stock Award as provided for in this Section 13).

(iii) Acceleration.

In the event of a Change in Control, and an Optionee’s Options or Stock Awards are not assumed by the successor corporation or its parent or subsidiary and such successor does not substitute equivalent options or awards for those outstanding under the Plan and the Optionee’s Continuous Status as an Employee or Consultant has not terminated as of, or was terminated by the Company without Cause immediately prior to, the effective time of the Change in Control, then such Options or Stock Awards shall become fully vested and exercisable and/or payable as applicable, and all repurchase rights on such Options or Stock Awards shall lapse immediately prior to the effective time of the Change in Control. Upon, or in anticipation of, such Change in Control, the Administrator may cause any and all Options or Stock Awards outstanding under the Plan to terminate at a specific time in the future and shall give each Optionee the right to exercise such Options or Stock Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. The Administrator shall have sole discretion to determine whether an Option or Stock Award has been assumed by the successor corporation or its parent or subsidiary or whether such successor has substituted equivalent awards for those outstanding under the Plan in connection with a Change in Control subject to Section 13(c)(i).

In the event of a Change in Control, if outstanding Options and Stock Awards are assumed or equivalent awards are substituted by such successor corporation or a parent or subsidiary of such successor corporation, and if at the time of, immediately prior to or within twelve (12) months after, the effective time of such Change in Control, an Optionee’s Continuous Status as an Employee or Consultant terminates without Cause or due to a Constructive Termination, then, as of the date of termination of Optionee’s Continuous Status as an Employee or Consultant, the vesting and exercisability of any assumed Option, or any option substituted for an Option by the successor corporation or a parent or subsidiary of such successor corporation, held by Optionee at the time of termination, and the lapse of any repurchase right with respect to any assumed Stock Award, or any stock award substituted for a Stock Award by the successor corporation or a parent or subsidiary of such successor corporation, held by Optionee at the time of termination, shall be accelerated in full.

14. Non-Transferability of Options and Stock Awards. Options and Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, provided that, after the date, if any, upon which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements and Stock Awards pursuant to Stock Award Agreements specifying (i) the manner in which such Nonstatutory Stock Options or Stock Awards are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Award may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 14.

15. Time of Granting Options and Stock Awards. The date of grant of an Option or Stock Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Award, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Award is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws or to the extent the amendment would be considered material, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options or Stock Awards already granted, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. As a condition to the exercise of an Option or receiving such Stock Award, the Company may require the person exercising such Option or a Stock Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased or issued only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Agreements. Options shall be evidenced by Option Agreements and Stock Awards shall be evidenced by Stock Award Agreements, in such forms as the Administrator shall approve from time to time.

20. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan, or an amendment to the Plan, is adopted. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws. All Options and Stock Awards issued under the Plan shall become void in the event such approval is not obtained.